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                                                                 Exhibit 4(b)(2)




                                 March 24, 1998



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:    Texas Utilities Electric Company
       1997 Annual Report on Form 10-K
       -------------------------------

Gentlemen:

   Pursuant to the exemption afforded by Item 601(b)(4)(iii)(A) of Regulation S-K, Texas Utilities Electric Company (Company) is not filing as exhibits to its Annual Report on Form 10-K for 1997 instruments with respect to its long-term debt consisting of pollution control revenue bonds, as the aggregate amounts represented thereby do not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. Reference is made to Note 8 to Consolidated Financial Statements (included in Appendix A of the Company's Annual Report on Form 10-K for 1997).

   The Company agrees to furnish a copy of the above instruments to the Securities and Exchange Commission upon request.


                                              Sincerely,




                                       /s/   J. W. Pinkerton
                              -------------------------------------------
                                             J. W. Pinkerton
                              Controller and Principal Accounting Officer